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                                                              Exhibit 10.37

                  [Letterhead of Rental Service Corporation]




[Name & Address of Employee]



Dear _______________:

          Rental Service Corporation (the "Corporation") considers it in the best interests of its stockholders to foster the continuous employment of key management personnel. In order to induce you to remain in its employ, the Corporation agrees that after this letter agreement (this "Agreement") has been fully executed, you shall be entitled to receive the severance and other benefits subject to the terms and conditions of this Agreement.

          1.   Term of Agreement.  This Agreement shall continue in effect
               -----------------
through ______________.

          2.   Right to Severance and Other Benefits Upon Termination.
               ------------------------------------------------------

          (a) General.  So long as you comply with the Corporation's standard
              -------
termination procedures and execute a release in the form of Appendix A hereto, you will be entitled to the benefits provided in Section 3(a) upon the termination of your employment during the term of this Agreement, if such termination is by the Corporation without Cause or by you due to a reduction in your base salary and benefits (other than across the board salary cuts for employees at your level or changes in benefits). For purposes of this agreement, "cause" shall mean (i) gross negligence or malfeasance by Executive in the performance of his employment-related duties, (ii) conviction of a felony or other crime related to the performance of Executive's employment related duties. Whether "cause" for termination exists shall, in any instance , be determined in the good faith judgment of the Board of Directors of RSC, and shall not require any judicial finding (except as set forth herein) as a condition precedent to termination.

          Except in the event of acts involving fraud, dishonesty or bad faith by Executive, or conviction for a crime as described herein, RSC shall give Executive 30 days prior notice of any intention to terminate Executive for cause, and the reasons therefore, and Executive shall have an opportunity to cure the deficiencies cited. Executive's failure to cure such deficiencies within such 30 day period shall be sufficient grounds for the Board to determine that cause exists.
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          3.   Compensation Upon Termination.  The benefits referred to in
               -----------------------------
Section 2 are:

               (i) your full base salary, when due, through your date of termination, plus all other amounts to which you are entitled under any compensation plan of the Corporation at the time such payments are due;

               (ii) in lieu of any further salary payments, a lump sum severance payment equal to 100% of your base salary plus a pro rata payment of your target bonus for the current year.

               (iii) for a twelve (12) month period after your date of termination, the Corporation shall arrange to provide you with life, disability, accident and group health insurance benefits substantially similar to those that you were receiving immediately prior to the termination. Benefits otherwise receivable by you pursuant to this Section 3(a)(iii) shall be reduced to the extent comparable benefits are actually received by you during such twelve-month period, and any such benefits actually received by you shall be reported to the Corporation; and;

               (iv) notwithstanding any other provision of this Agreement or of any stock option plan or agreement, all of your stock options granted prior to 1996 and all other stock options scheduled to vest in the year of your termination, and one-third of all other stock options held by you, if any, granted under any of the Corporation's stock option plans or agreements shall become vested and exercisable effective as of the day immediately prior to your date of termination, and remain exercisable for a period of 180 days following your termination.

          (b) You shall bear all expense of, and be solely responsible for, all federal, state, local or foreign taxes due with respect to any payment received hereunder, including, without limitation, any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended ("Code").


          4.   No Solicitation of Customers or Employees.  You agree that during
               -----------------------------------------
the term of this Agreement and for twelve (12) months after your termination of employment for any reason, whether voluntary or involuntary:

          (a) you will not, directly or indirectly, call on or solicit or divert or take away from the Corporation or any affiliate (including without limitation by divulging to any competitor or potential competitor of the Corporation) any person, firm, corporation or other entity who is a customer of the Corporation or whose identity is known to you as one whom the Corporation or any affiliate intends to solicit; and
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          (b)  you will not, directly or indirectly, hire or offer employment to or seek to hire or offer employment to any employee of the Corporation or any employee of any successor or affiliate of the Corporation, unless the Corporation first terminates the employment of such employee or the Corporation gives its written consent to such employment or offer of employment.

          5.   Miscellaneous.  No provision of this Agreement maybe modified,
               -------------
waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law principles. All references to sections of the Code shall be deemed also to refer to any successor provisions to such sections. You may not assign this Agreement or your rights hereunder without the Corporation's prior written consent. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Corporation under Section 3 shall survive the expiration of the term of this Agreement. The section headings contained in this Agreement are for convenience only, and shall not affect the interpretation of this Agreement.

          6.   Severability.  The invalidity or unenforceability of any
               ------------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          7.   Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          8.   Entire Agreement.  This Agreement sets forth the entire agreement
               ----------------
of the parties hereto in respect of your benefits upon termination and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto related to the subject of your benefits upon termination; and any prior agreement of the parties hereto in respect of your benefits upon termination, is hereby terminated and canceled. Notwithstanding the foregoing, this Agreement shall not supersede any employment agreement between you and the Corporation, except that if the provisions and definitions of such an employment agreement in respect of your benefits upon termination, if any, differ from the provisions and definitions of this Agreement in respect of your benefits upon termination, you, in your sole and absolute discretion, may choose whether the provisions and definitions of such employment agreement or this Agreement shall govern all matters relating to your benefits upon termination.

          9.   No Employment Right Created.  Nothing in this Agreement shall
               ---------------------------
confer on you any right to continue in the employ of the Corporation or shall interfere with or restrict in any way the rights of the Corporation, which are hereby expressly reserved, to discharge you at any time for any reason whatsoever, with or without good cause, except as may be otherwise provided in any written employment agreement between you and the Corporation. This Agreement shall not constitute an agreement for employment.


          Please sign and return to the Corporation this letter to evidence our agreement on this subject.

                              RENTAL SERVICE CORPORATION


                              By______________________________
                                 Martin R. Reid
                                 Chief Executive Officer

Agreed to this ____ day of __________, ____.


___________________________________
Name:

                                   APPENDIX A
                                   ----------

RELEASE
-------

          For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned ("Employee"), on behalf of himself and his spouse, dependents, predecessors, successors, heirs, assigns, representatives, and agents, and each of them, does hereby release and forever discharge Rental Service Corporation ("Employer") and its parents, subsidiaries, and affiliates, past and present, and each of them, as well as its and their directors, officers, associates, employees, servants, owners, stockholders, partners, trustees, predecessors, successors, heirs, assigns, representatives, agents, attorneys, and all persons acting by, through, under, or in concert with them, past or present, and each of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs, or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called "Claims"), which Employee now has or may hereafter have against them, or any of them, by reason of any and all acts, omissions, events or facts occurring or existing prior to the date hereof. The Claims released thereunder include, without limitation, any Claims arising out of, based upon, or relating to the hire, employment, or remuneration of Employee by Employer or arising out of, based upon, or relating to Employee's termination of employment with Employer; any Claims arising out of, based upon, or relating to any alleged breach of any employment agreement between Employee and Employer; any Claims arising out of, based upon, or relating to any alleged breach of any covenant of good faith and fair dealing, express or implied; any Claims arising out of, based upon, or relating to any alleged torts or other alleged legal restrictions on Employer's right to terminate Employee's employment; and any Claims arising out of, based upon, or relating to any alleged violation of any federal, state, or local statute or ordinance pertaining to or governing Employee's employment with Employer or the payment of wages, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, as amended, the Equal Pay Act, as amended, the Fair Labor Standards Act, as amended, and the Employee Retirement income and Security Act of 1974, as amended.

          IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, EMPLOYEE IS HEREBY ADVISED AS FOLLOWS:

               (A) EMPLOYEE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

               (B) EMPLOYEE HAS TWENTY-ONE (21) DAYS FROM THE EXECUTION OF THIS RELEASE TO CONSIDER THIS RELEASE BEFORE THIS RELEASE BECOMES EFFECTIVE; AND
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               (C) EMPLOYEE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO
     REVOKE IT; OTHERWISE, THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

          EMPLOYEE ACKNOWLEDGES THAT HE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

EMPLOYEE, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

          Employee represents and warrants that there has been no assignment or other transfer of any interest in any Claim which Employee may have against Employer. Employee agrees to indemnify and hold Employer harmless from any liability, claims, demands, damages, costs, expenses, and attorneys' fees incurred as a result of any person asserting any such assignment or transfer of any rights or Claims under any such assignment or transfer. It is the intention of the Employee and Employer that this indemnity does not require payment as a condition precedent to recovery by Employer from the Employee under this indemnity.

          Employee agrees that if he hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released thereunder or in any manner asserts against Employer any of the Claims released hereunder, then Employee will pay to Employer, in addition to any other damages caused thereby, all attorneys' fees incurred by Employer in defending or otherwise responding to said suit or Claim.

          Employee and Employer further understand and agree that neither the payment of money nor execution of this Release shall constitute or be construed as an admission of any liability whatsoever by either Employer or Employee.

Date: ________ ___, _____



                              ________________________________
                              Name: